Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

August 5, 2025	OTCQB: FTCO

FORTITUDE GOLD REPORTS SECOND QUARTER 2025 NET INCOME OF $0.04 PER SHARE

COLORADO SPRINGS – August 5, 2025 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its second quarter 2025 results including $4.9 million net sales, $1.3 million in exploration expense, $1.5 million cash dividends to shareholders, $2.6 million mine gross profit, and net income of $0.8 million. The Company confirmed its previously announced preliminary 2025 second quarter production of 1,500 gold ounces as it awaits permit approval for its County Line Project. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Second Quarter 2025 Financial Results and Highlights

●	$4.9 million net sales
●	$0.8 million net income or $0.04 per share
●	$17.1 million cash balance at June 30, 2025
●	1,500 gold ounces produced
●	$26.6 million working capital at June 30, 2025
●	$2.6 million mine gross profit
●	$1.3 million exploration expenditures
●	$1,131 total cash cost after by-product credits per gold ounce sold*
●	$1,452 per ounce total all-in sustaining cost*
●	$1.5 million dividends paid
●	619 ounces of gold rounds/bullion at June 30, 2025

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 1,491 gold ounces at a total cash cost of $1,131 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $1,452.  Realized gold metal prices during the quarter averaged $3,287 per ounce(1). Fortitude Gold continues to await permits for its County Line Project, located 19 miles northeast of its Isabella Pearl Mine. During the second quarter the Bureau of Land Management (“BLM”) Stillwater Field Office advanced the Company’s County Line permit towards final approval with the posting of the Plan of Operations on its website for a 30-day public review and comment period. This BLM action moves the project into the final approval stages.

“We are excited that the Bureau of Land Management is moving our County Line Project closer to permit approval, and we remain optimistic we will be granted all the necessary approvals to build the project in the near future,” stated Fortitude Gold CEO and President, Mr. Jason Reid.  “We are pleased to see the pro-business and pro-mining federal administration work through the permit backlog.  As we wait for our permits, we continue to chase the deep Isabella Pearl mineralization with the pit layback.  Between quarterly production from residual leach coupled with near term Pearl deep mineralization, we target production from both as our bridge to our next mine build at County Line.”

The following Sales Statistics table summarizes certain information about our operations for the three and six months ended June 30, 2025 and 2024:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Metal sold
Gold (ozs.)	1,491	4,123	3,827	8,093
Silver (ozs.)	8,708	15,806	24,093	36,672
Average metal prices realized (1)
Gold ($per oz.)	3,287	2,341	3,027	2,209
Silver ($per oz.)	33.18	29.11	32.49	25.80
Precious metal gold equivalent ounces sold
Gold Ounces	1,491	4,123	3,827	8,093
Gold Equivalent Ounces from Silver	88	197	259	428
	1,579	4,320	4,086	8,521

Total cash cost before by-product credits per gold ounce sold	$1,325	$894	$1,275	$840
Total cash cost after by-product credits per gold ounce sold	$1,131	$782	$1,070	$723
Total all-in sustaining cost per gold ounce sold	$1,452	$1,013	$1,461	$898
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarizes certain information about our operations for the three and six months ended June 30, 2025 and 2024:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Ore mined
Ore (tonnes)	34,174	120,270	88,101	186,766
Gold grade (g/t)	0.33	0.53	0.45	0.59
Waste (tonnes)	474,654	348,488	1,022,723	799,997
Metal production (before payable metal deductions)(1)
Gold (ozs.)	1,500	4,150	3,280	8,133
Silver (ozs.)	8,819	16,178	20,226	37,293
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and six months ended June 30, 2025 and 2024, its financial condition at June 30, 2025 and December 31, 2024, and its cash flows for the six months ended June 30, 2025 and 2024. The summary data as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024 is unaudited; the summary data as of December 31, 2024 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2024, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,147	$27,082
Gold and silver rounds/bullion	2,391	1,907
Inventories	7,949	11,641
Prepaid taxes	200	200
Prepaid expenses and other current assets	884	1,025
Total current assets	28,571	41,855
Property, plant and mine development, net	23,845	26,287
Leach pad inventories	63,619	53,577
Other non-current assets	483	386
Total assets	$116,518	$122,105
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,465	$2,637
Mining taxes payable	93	592
Other current liabilities	399	903
Total current liabilities	1,957	4,132
Asset retirement obligations	7,849	9,880
Total liabilities	9,806	14,012
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,315,209 shares outstanding at June 30, 2025 and 24,173,209 shares outstanding at December 31, 2024	243	242
Additional paid-in capital	106,081	105,207
Retained earnings	388	2,644
Total shareholders' equity	106,712	108,093
Total liabilities and shareholders' equity	$116,518	$122,105

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Sales, net	$4,883	$9,554	$11,419	$17,735
Mine cost of sales:
Production costs	1,668	3,130	3,931	5,707
Depreciation and amortization	561	1,547	1,448	2,938
Reclamation and remediation	40	59	91	107
Total mine cost of sales	2,269	4,736	5,470	8,752
Mine gross profit	2,614	4,818	5,949	8,983
Costs and expenses:
General and administrative expenses	1,273	1,190	2,549	2,411
Exploration expenses	1,321	4,252	2,703	7,890
Other income, net	(942)	(539)	(1,514)	(1,160)
Total costs and expenses	1,652	4,903	3,738	9,141
Income (loss) before income and mining taxes	962	(85)	2,211	(158)
Mining and income tax expense (benefit)	113	53	113	(18)
Net income (loss)	$849	$(138)	$2,098	$(140)
Net income (loss) per common share:
Basic	$0.04	$(0.01)	$0.09	$(0.01)
Diluted	$0.03	$(0.01)	$0.09	$(0.01)
Weighted average shares outstanding:
Basic	24,246,942	24,165,209	24,210,076	24,150,288
Diluted	24,371,883	24,165,209	24,454,235	24,150,288

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Six months ended
	June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$2,098	$(140)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	1,564	3,016
Stock-based compensation	875	300
Deferred taxes	—	92
Reclamation and remediation accretion	91	107
Unrealized gain on gold and silver rounds/bullion	(484)	(224)
Gain on retirement of debt	(652)	—
Changes in operating assets and liabilities:
Accounts receivable	—	(485)
Inventories	(6,787)	(5,896)
Prepaid expenses and other current assets	141	(267)
Other non-current assets	(97)	(42)
Accounts payable and other accrued liabilities	(889)	(1,921)
Income and mining taxes payable	(499)	(2,419)
Net cash used in operating activities	(4,639)	(7,879)

Cash flows from investing activities:
Capital expenditures	(943)	(2,204)
Other investing activities	1	—
Net cash used in investing activities	(942)	(2,204)

Cash flows from financing activities:
Dividends paid	(4,354)	(5,796)
Proceeds from exercise of stock options	—	77
Repayment of loans payable	—	(3)
Net cash used in financing activities	(4,354)	(5,722)

Net decrease in cash and cash equivalents	(9,935)	(15,805)
Cash and cash equivalents at beginning of period	27,082	48,678
Cash and cash equivalents at end of period	$17,147	$32,873

Supplemental Cash Flow Information
Income and mining taxes paid	$612	$2,309
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$15	$436
Change in estimate for asset retirement costs	$2,534	$—

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production and County Line is our next targeted mine build. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com